                                                                 EXHIBIT 10.7(a)

                            DISTRIBUTION AGREEMENT
                            ----------------------


     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of the ________ day of ____________, 19___, by and between BLUE RHINO CORPORATION, a Delaware corporation ("Company"), and ________________., a __________________
corporation ("Distributor").

                              W I T N E S E T H:
                              -----------------

     WHEREAS, Company is in the business of offering Cylinders for exchange, upgrade and sale pursuant to a proprietary system including the use of certain marks owned by Company (the "Business"); and

     WHEREAS, the parties hereto desire to effect an arrangement whereby Distributor will provide Cylinder exchange service, including sales and upgrades of Cylinders, to Company's customers using Company's Marks.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   DEFINITIONS.  Wherever the following words appear herein their
          -----------
meanings shall be as follows:

          "Company" shall mean Blue Rhino Corporation, a Delaware corporation,
          ---------
          or its successors and assigns.

          "Company's Accounts" shall mean all customers serviced by Distributor
          --------------------
          other than Distributor's Accounts.

          "Company's Marks" shall mean the trademarks, service marks and trade
          -----------------
          names set forth in Exhibit A.

          "Cylinders" shall mean 20 lb. cylinders of liquid propane fuel.
          -----------

          "Distributor" shall mean ______________ a __________corporation.
          -------------

          "Distributor's Accounts" shall mean those customers listed on Exhibit
          ------------------------
          B.

          "NFPA" shall mean the National Fire Protection Association.
          ------

          "Sleeve" shall mean the shrink-wrap covering to be applied to all
          --------
          Cylinders, the form of which shall be prescribed by Company.

          "Term" shall mean, subject to Section 15 hereof, the period beginning
          ------
          on the date hereof and continuing until the _______ anniversary of the date hereof. The Term shall thereafter be automatically renewed for successive one-year periods until either party shall deliver to the other written notice not less than ninety (90) days prior to the end of any such one-year period, of such party's intent to terminate this Agreement as of such year end.

          "Territory" shall mean the area described on Exhibit C attached
          -----------
          hereto.

     2.   APPOINTMENT.  Company hereby appoints Distributor during the Term of
          -----------
this Agreement as its exclusive distributor of Cylinders using Company's Marks in the Territory, upon the terms and conditions hereinafter set forth, and Distributor hereby accepts said appointment. Distributor acknowledges that it has paid no consideration to Company in exchange for this appointment. The Company will not appoint any additional distributors for Cylinders in the Territory during the Term without Distributor's consent.

     In consideration of Distributor's agreement to sell and distribute the Cylinders using Company's Marks, Company shall pay to Distributor the consideration described on Exhibit D attached hereto. All payments due from Company to Distributor for services provided in any month shall be made within forty-five (45) days of the date of invoice, except as set forth on Exhibit E, and except for delays in the payment by the customer due to disputes relating to the servicing of such customer by Distributor. Company shall have the right to set off any amounts due from Distributor to Company against amounts due to Distributor pursuant to this Section 2.

     3.   DISTRIBUTOR'S DUTIES.
          --------------------

          (a) Exchanges, Upgrades, Sales, and Inventory.  Distributor shall
              -----------------------------------------
provide Cylinder exchange service, including exchanges, upgrades, and sales of Cylinders, to Company's customers (as designated by Company) at such prices as Company from time to time shall designate in writing. Distributor shall maintain a sufficient supply of Cylinders to fully stock all Cylinder racks installed at a customer's place of business and shall maintain a sufficient quantity of Cylinders in inventory (float) to properly service the customers in accordance with this Agreement.

          (b) Setup Process.  Distributor shall be solely responsible for
              -------------
implementing the Cylinder exchange program at Company's customer's place of business and shall elicit such customer's input and cooperation. Distributor's duties shall include, but not be limited to, those duties which are described on Exhibit F attached hereto.

          (c) Customer Delivery.  Distributor shall plan and execute such
              -----------------
deliveries of filled Cylinders to each of Company's customers in the Territory so as to avoid stock-out situations. Distributor acknowledges that it is Company's policy that no customer be out of filled

                                    2 of 1

Cylinders for more than forty-eight(48) hours. Distributor agrees that no more than 5% of its deliveries shall consist of deliveries to out-of-stock customers. Distributor shall be responsible for monitoring the sales history and demand information of each location and compiling sales reports for the customer and Company so as to avoid stock-outs. To assist Distributor, Company shall provide Distributor with sales data and customer history on a monthly basis.

          (d) Refurbishment and Refilling.   Distributor shall transport the
              ---------------------------
exchanged Cylinders to its plant for refurbishment and refilling. Distributor shall refurbish and refill the Cylinders in accordance with the procedures and standards as outlined in Exhibit G and other procedures and standards that are communicated from time to time by Company to Distributor.

          (e) Reporting.  Distributor shall use its best efforts to comply with
              ---------
Company's reporting requirements as described on Exhibit H attached hereto.

          (f) Billing and Collection.  Company will be responsible for all
              ----------------------
invoicing and collection matters. Notwithstanding the foregoing, if so requested by Company, Distributor shall invoice customers for Cylinders and collect the receipts or shall make deliveries on a COD basis.

          (g) Insurance.  Distributor shall carry, at its sole cost and expense,
              ---------
(i) public and products liability insurance in an amount not less than $5,000,000 for personal injury, death, or property damage, which shall include coverage "X" of "XCU" coverage; (ii) comprehensive automobile liability insurance providing third party liability insurance with $1,000,000 inclusive limits, covering all licensed vehicles owned or operated by or on behalf of Distributor; (iii) workman's compensation insurance, in such amounts as required by law; and (iv) products liability insurance as Company shall specify from time to time. All policies of insurance procured by Distributor shall (i) be issued in form acceptable to Company by insurance companies with a financial rating of not less than A-8 as rated in the most current available "Best's" insurance reports, and licensed to do business in the Territory; (ii) be written as primary policies and not contributing with, nor in excess of, coverage that Company may carry; (iii) include Company as a additional insured; and (iv) contain endorsements that such policies may not be materially changed, amended, or canceled with respect to Company except after thirty (30) days' prior notice from the insurance company to Company. Certificates of such insurance and copies of current Insurance Policies shall be furnished to Company by Distributor upon Company's request.

          (h) Disposal of Cylinders.  Distributor shall dispose of Cylinders
              ---------------------
when such Cylinders are no longer fit for use in the business. Prior to disposal, Distributor shall remove from the Cylinders all Marks and any other identifying labels or other markings associated with Company.


     4.   ELECTRONIC ACCOUNTING SYSTEM.  Distributors will use the Blue Rhino
          ----------------------------

                                    3 of 1

Electronic Accounting System (BREAS) to conduct all customer transactions and report these transactions to Company. The BREAS consists of: (A) P. C. as provided by Blue Rhino Corporation, (B) Handheld Terminal(s) (HHT), HHT printer(s), (C) National Data Datacomputer Interface components, and (D) BREAS software provided by Company. HHT's will be used to print delivery tickets for all store deliveries. Delivery data entered into the handhelds will be transferred to Company via electronic communication. Distributor will obtain sufficient BREAS hardware to meet the above requirements pursuant to lease agreements with Company supplier. Company will provide, free of charge, the BREAS software required for system use and electronic communications.

     5.   SUPPLIES. Distributor acknowledges that Company has an interest in
          --------
controlling all materials identifying Company to be used in connection with the Cylinders including, but not limited to, the Sleeve, the Company's Marks, marketing materials, and labels to be applied to the Cylinders. Therefore, Distributor agrees to purchase all such items directly from Company or a supplier approved by Company.

     6.   OWNERSHIP OF ACCOUNTS.    Distributor agrees that all sales of
          ---------------------
Cylinders pursuant to this Agreement shall be for the benefit of Company and Distributor shall have no interest in such accounts or the underlying customer including, but not limited to, those customers who are initially contacted by Distributor, except as expressly set forth herein.

     7.   MARKETING.  Company will supply to Distributor point of purchasing
          ---------
advertising material and a reasonable number of vehicle decals at Company's expense. Distributor shall display such advertising material as directed by Company. All other materials desired by Distributor will be at Distributor's sole cost and expense.

     8.   INDEMNITIES.  Distributor agrees to protect, defend, indemnify, and
          -----------
hold Company harmless against any and all loss, cost or expense whatsoever, including without limitation attorney's fees and disbursements, resulting from any breach of a representation or warranty, or arising out of any claims, proceedings, demands or causes of action of every kind and character made, instituted, or asserted against Company alleging personal injuries, death or damage to property, occurring, arising out of, incident to, or resulting directly or indirectly from the operation of the Cylinder exchange business including as such may pertain to the handling, filling, and sale of Cylinders.

          Company agrees to protect, defend, indemnify, and hold Distributor harmless against any and all loss, cost or expense whatsoever, including without limitation attorney's fees and disbursements, resulting from any breach of a representation or warranty, or arising out of any claims, proceedings, demands or causes of action of every kind and character made, instituted, or asserted against Distributor alleging personal injuries, death, or damage to property, occurring, arising out of, incident to, or resulting directly or indirectly from the operation of Company's business.

     9.   SALES OF COMPETING PRODUCTS.  Distributor will not, directly or
          ---------------------------
indirectly, engage in the business of the exchange of 20 lb. cylinders of liquid propane fuel in the Territory during the term of this Agreement except as set forth in this Agreement.

     10.  NON-SOLICITATION OF CUSTOMERS.
          -----------------------------

                                    4 of 1

          (a) Distributor will not, for a period of two years from the termination of this Agreement, directly or indirectly solicit Company's Accounts in connection with the sale, exchange, or upgrade of Cylinders.

          (b) Company will not, for a period of two years from the termination of this Agreement, directly or indirectly solicit Distributor's Accounts in connection with the sale, exchange, or upgrade of Cylinders.

     11.  CONFIDENTIALITY.  Each party acknowledges that during the term of this
          ---------------
Agreement, it will have access to and will become familiar with various trade secrets and confidential information of the other party including but not limited to materials or records of a proprietary nature; trade secrets, engineering or technical data; records and policy matters relating to research, finance, accounting, sales, personnel, management and operations; matters particularly relating to operations such as customer lists, price lists, specifications and information regarding customers and their requirements, costs of providing service and equipment and equipment maintenance costs (the "Confidential Information"). Each party agrees not to communicate, divulge or use for the benefit of any other person, partnership or corporation, any such Confidential Information of the other party during the term of this Agreement and thereafter, or any similar data which came to such party as a result of its participation in the distribution arrangement described herein.

     12.  INJUNCTIVE RELIEF. Distributor acknowledges that compliance with
          -----------------
Sections 3(b), 9,10 and 11 of this Agreement is necessary to protect the business, customers and goodwill of Company and that a breach of this Agreement will irreparably and continually damage Company for which money damages may not be adequate, and therefore, Company will be entitled to injunctive relief restraining such breach in addition to any other remedy provided by law. Company acknowledges that compliance with Section 11 of this Agreement is necessary to protect the business, customers and goodwill of Distributor and that a breach of Section 11 of this Agreement will irreparably and continually damage Distributor for which money damages may not be adequate, and therefore, Distributor will be entitled to injunctive relief restraining such breach in addition to any other remedy provided by law.

     13.  NO AGENCY RELATIONSHIP.  It is the intention of the parties that the
          ----------------------
relationship existing between them shall be that of independent contractors; that nothing herein contained or done pursuant hereto shall constitute Distributor the agent of Company for any purpose whatever; and that all acts and things done and to be done by Distributor pursuant to the provisions hereof or done by Distributor in anticipation of this agreement, unless expressly otherwise provided herein, shall be at Distributor's own cost and expense.

     14.  USE OF COMPANY'S MARKS.
          ----------------------

          (a) Distributor is hereby granted a nonexclusive right and license to use Company's Marks only in connection with services performed by Distributor pursuant to this Agreement, subject to the following conditions:

                                    5 of 1

              (i) Distributor shall use Company's Marks only in connection with Cylinders that are of a quality which comply with such standards and requirements as outlined on Exhibit G attached hereto, and for the purpose of ascertaining the quality of such Cylinders, Company through such representative as it may designate shall have the right at all reasonable times to inspect all of Distributor's places of business and to examine the services rendered by Distributor (including the refurbishment and filling of Cylinders) and records of Distributor to verify Distributor's compliance with the requirements of this Agreement.

              (ii) Distributor will not use any of Company's Marks as part of the corporate or business name of Distributor without prior written approval of Company.

              (iii) Any and all displays or uses of Company's Marks by Distributor shall comply with the provisions and requirements of this Agreement as or amended from time to time.

              (iv) Distributor acknowledges the validity of each of Company's Marks.

              (v) Distributor will not threaten or undertake any legal action based upon a claim that someone else's use of a mark conflicts with or infringes any of Company's Marks, but Distributor will promptly call to Company's attention any conflict with or infringement of any of Company's Marks which come to Distributor's attention.

          (b) In the event of termination of this Agreement, any and all authorization or approval for the use, in whole or in part, of any of Company's Marks shall automatically terminate. Distributor shall thereupon promptly delete all Company's Marks, and parts thereof, from all places where used by Distributor, and shall completely discontinue all use thereof. Thereafter Distributor shall not use in relation to any business in which Distributor may engage any word, name, title or expression which so resembles any of Company's Marks, or part thereof, as to be likely to lead to confusion or uncertainty.

     TERMINATION BY COMPANY.  Company may terminate this Agreement upon the
     ----------------------
occurrence of any of the following events:

          (a) Distributor's breach of its obligation described in the second sentence of section 3(c) for two consecutive quarters;

          (b) Distributor's failure to remedy its default of any other material obligation under this Agreement within ten (10) business days of receipt of written notice of such default from Company;

          (c) Distributor or any controlling owner of Distributor is convicted or pleads

                                    6 of 1
no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Distributor or Company;

          (d) Distributor makes any unauthorized use of Company's Marks; or

          (e) If a petition in bankruptcy is filed by or against Distributor; or if any action is taken by or against Distributor under any law the purpose or effect of which is or may be to relieve Distributor in any manner from any of its debts, or to extend the time of payment thereof; or if Distributor makes an assignment for the benefit of creditors or makes any conveyance of any of its property which in the opinion of Company may be to the detriment of Distributor's creditors; or if a receiver or trustee is appointed with authority to take possession of Distributor's property or of any part thereof.

     Upon the termination of this Agreement, Company shall purchase Distributor's inventory of new or refurbished Cylinders in racks at 75% of Company's then current cost for similar Cylinders.

     16.  PAYMENTS AFTER TERMINATION.  Termination of this Agreement shall not
          --------------------------
release either party from the payment of any sum then or thereafter owing to the other. Either party may at its option apply any sums due, or to become due, from it to the other party to the payment of any sums, accounts or obligations (whether or not contingent and whether or not matured) which are due, or which may become due, from such other party or any of its subsidiaries, paying any balance, when finally determined, to such other party.

     17.  SEVERABILITY.  The provisions of this Agreement shall be severable,
          ------------
and the invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of the remaining provisions.

     18.  ASSIGNMENT.  This Agreement shall be binding upon, and inure to the
          ----------
benefit of, the parties hereto and their heirs, successors and assigns; provided, however, that Distributor's rights hereunder shall not be assigned or transferred, in whole or in part, directly or indirectly, whether by Distributor by operation of law or otherwise, to any person or firm, or corporation, without the prior written consent of Company.

                                    7 of 1

     THIS AGREEMENT shall take effect as of the ____ day of ____ 19__.




                                        BLUE RHINO CORPORATION


                                        By_______________________________

                                        (Title)__________________________



                                        DISTRIBUTOR CORPORATE REPRESENTATIVE


                                        By_______________________________

                                        (Title)__________________________

                                        _________________________________

                                        _________________________________

                                        _________________________________
                                           (Address of Distributor)

                                    8 of 1

                               LIST OF EXHIBITS

                                      TO

                            DISTRIBUTION AGREEMENT



     Exhibit A                     Company's Marks

     Exhibit B                     Distributor's Accounts

     Exhibit C                     Territory

     Exhibit D                     Commission Schedule

     Exhibit E                     Exceptions to Commission Payment Schedule

     Exhibit F                     Distributor Duties

     Exhibit G                     Appearance & Standards for Cylinders\Displays

     Exhibit H                     Distributor Reporting Needs

                                    9 of 1

                                   EXHIBIT A

                                COMPANY'S MARKS
                                ---------------


Blue Rhino

RhinoTUFF

Picture of Blue Rhino with flame horn

                                    10 of 1

                                   EXHIBIT B

                            DISTRIBUTOR'S ACCOUNTS
                            ----------------------

                                    11 of 1

                                   EXHIBIT C

                                   TERRITORY
                                   ---------


Examples of territory descriptions:

     The Territory shall be as follows:

     a.   Lake County, Illinois, Will County, Illinois, and DuPage County,
Illinois.

     b.   The area bounded by the following:

          (1)  Interstate 80 on the South;

          (2)  the Illinois state line on the East;

          (3)  the Culp River on the North; and

          (4)  the Filipowski/Prim county line on the West.

     c. The metropolitan Chicago Area of Dominant Influence, as determined by Arbitron.

                                   12 of 1

                                   EXHIBIT D

                              COMMISSION SCHEDULE
                              -------------------


A.   Company Accounts (per Cylinder):

     EXCHANGES:     $_________

     UPGRADES:      $_________

     SALES:         $_________


B.   Distributor Accounts (per Cylinder):

     Customer               Sales              Exchanges             Upgrades
     --------               -----              ---------             ---------

     _______                _____              _________             _________

     _______                _____              _________             _________

     _______                _____              _________             _________

                                    13 of 1

                                   EXHIBIT E

                   EXCEPTIONS TO COMMISSION PAYMENT SCHEDULE
                   -----------------------------------------

                                    14 of 1

                                   EXHIBIT F

                              DISTRIBUTOR DUTIES
                              ------------------


In the setup process the distributor will complete the following duties:

     _    Preparation of site plan (if required)

     _    Obtaining permits

     _    Obtaining inspections and approvals

     _    Delivery of rack

     _    Rack installation in accordance with all codes that are applicable

     _    Crash protection if required

     _    Placement of signage

     _    Employee and store training

     _ Movement of display if required by local authorities or by customer

     24 Hour Emergency Service, 7 days a week that provides the Company

                                    15 of 1
      with a maximum telephonic response time of 30 minutes.

                                    16 of 1

                                   EXHIBIT G

                APPEARANCE AND STANDARDS FOR CYLINDERS/DISPLAYS
                -----------------------------------------------


These standards will apply to Cylinders both at the time they are ready for transport to the retail location and upon placement in the display unit. No allowance is made for degradation of quality during the movement of Cylinders to the retail location.

Quality, as it applies to the finished product, implies that the product meets all standards for appearance and safety. A Cylinder without high standards for both appearance and safety is not an acceptable Blue Rhino Cylinder.

Cylinders
---------

- In accordance with DOT regulations, NFPA 58, and applicable state and local ordinances, all Cylinders will be completely free of leaks from the time they are loaded on the transport and through the time of sale to the consumer.

_    The Cylinder will contain 20 pounds of propane (+/-0.5 pounds) unless local regulations dictate otherwise. The distributor accepts responsibility for accuracy of Cylinder filling and any penalties which may be assessed due to non-compliance of distributor's cylinders with regulatory requirements.

_    The foot ring will be completely intact, functional and will have no sharp edges or loose weld seams.

_    The Collar of the Cylinder will be completely intact, functional and will have no loose weld seams.

                                    17 of 1

_    The valve is intact and operational.  The handwheel is securely attached and there is no indication of valve malfunction.

_    All labels will be securely attached to the Cylinder in a manner in which is not likely to be disturbed by the consumer or damaged in transit.

_    The Cylinder has at least twelve months remaining before qualification lapses.

_    The Cylinder will be free of all rust.

_    The Cylinder will have no pits, dents or cuts which exceed the standards of the CGA Bulletin C-6 and the current edition of NFPA Procedure 118 for the visual inspection of Cylinders.

_    The Cylinder will be painted in accordance with Company standards.

_    All POL type valves will have a tightly secured POL plug inserted during transport and while in rack.

_    No adapters will be permitted on valves which extend beyond the protection of the collar.

_    All Cylinders will be free of dirt, fat, barbecue sauce, grease, dust and other dirt so as to provide a clean appearance.

_    Present a clean and "like new" cosmetic appearance.

_    Be "labeled" in accordance with marketing objectives as defined by Blue
Rhino Corporate Marketing.

                                    18 of 1

Displays
--------

_    The display unit will meet all applicable state and local requirements and will be approved by the local fire authorities or other applicable authorities.

_    The display unit will be free of dust and dirt and will be kept in good repair.

_    The display unit will be lockable and will have protection to preclude unauthorized opening of the valves.

_    The display unit will bear all the required markings and warnings as set forth by the NFPA 58 and applicable state and local codes.

_    Meet construction and safety regulations as defined by federal, state and local laws including but not limited to DOT, NFPA 58 and CGA.

_    Shall be located to assist in maximizing unit sales while meeting all federal, state and local regulations for safety.

_    Shall have signage installed as defined by Blue Rhino Corporate Marketing.

_    Present a clean and professional appearance.

_    The display unit will be painted and maintained in accordance with Company standards.

                                    19 of 1

                                   EXHIBIT H

                          DISTRIBUTOR REPORTING NEEDS
                          ---------------------------


Accounting
----------

Distributor will need to ensure that all deliveries are entered into the Blue Rhino Electronic Accounting system (BREAS),including deliveries made where BREAS Hand Held Terminals (HHTs) were not used.

Distributor needs to report the following to Company:

     _    Profiles for existing customers including display / rack capacity and product mix (by valve type).


     _    Customer profiles for to Distributor's new accounts developed subsequent to becoming a BRC distributor (these accounts will become Company accounts unless specifically exempted by this contract)

     _    Change of product mix at any customer location.

(The above information will be used to update the BRC customer data base and track inventory and total sales capacity).

Cash
----

     _    Cash sales summary - for cash sales, Company enters a debit in the accounting system and deducts amount from Distributor's month-end payment.

Checks
------

                                    20 of 1

     _    If check is made payable to Distributor, it is considered same as cash. "Cash" is indicated on the delivery ticket and Distributor deposits the check. A deduction will be made for the amount of the check from the distributor payment made by Company.

     _    If check is made out to Company "check" must be indicated on the delivery ticket and the check should be attached to the delivery ticket and forwarded to Company.

Credit Accounts
---------------

     _    Credit accounts will be serviced, delivery tickets prepared and transactions reported in accordance with current billing instructions as provided by Company.

Marketing and Sales
-------------------

Incoming Customer Calls (weekly) - totals by account by question or complaint category (setups, service, quality and billings).

Setup Status (weekly) list of stores by phase (site plan, display, cylinders, permit) with actual and planned dates.